Exhibit 32.1
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Badrinarayanan Kothandaraman, President and Chief Executive Officer of Enphase Energy, Inc. (the “Company”), and Mandy Yang, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of the Company, each hereby certifies that, to the best of his or her knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 25, 2022	Date: October 25, 2022

/s/ BADRINARAYANAN KOTHANDARAMAN	/s/ MANDY YANG
Badrinarayanan Kothandaraman	Mandy Yang
President and Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Enphase Energy, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement has been provided to Enphase Energy, Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.